                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                               ------------------


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                         DATE OF REPORT: MARCH 31, 2000
                        (Date of earliest event reported)


                             SILICON GRAPHICS, INC.
             (Exact name of registrant as specified in its charter)


           DELAWARE                      1-10441                 94-2789662
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)   (Commission File Number)    Identification No.)


          1600 AMPHITHEATRE PKWY., MOUNTAIN VIEW, CALIFORNIA 94043-1351
               (Address of principal executive offices) (Zip Code)


                                 (650) 960-1980
              (Registrant's telephone number, including area code)


          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

On March 31, 2000, Silicon Graphics, Inc. ("SGI" or the "Company") completed the sale of its Cray-Registered Trademark- vector product line to Tera Computer Company ("Tera"). SGI received approximately $15 million in cash, a $36 million promissory note, due in three equal quarterly installments beginning June 30, 2000, and 1 million shares of unregistered Tera common stock, valued at approximately $6.5 million at March 31, 2000. In the event the promissory note is not paid in full by December 31, 2000, an additional $5 million in cash will be payable to SGI. Based upon the March 31, 2000 anticipated carrying value of the Cray vector product line and estimated costs and expenses expected to be incurred in connection with the transaction, the Company anticipates that it will record an overall gain of approximately $15 million from the transaction. However, because SGI will account for the promissory note proceeds as the cash is received under the scheduled note payment, the Company anticipates that it will record a pre-tax loss on the sale of the Cray vector product line of approximately $21 million in its third quarter ended March 31, 2000. Both the anticipated overall gain and third quarter loss are subject to adjustment (if any) based on the final determination of the net asset value of the assets sold and the liabilities assumed at March 31, 2000. The transferred assets primarily consist of product inventory, spares inventory and certain property and equipment. Tera assumed all product liability and warranty obligations and obligations for product service and support, as well as certain employee benefit obligations.

Beginning April 1, 2000, SGI and Tera will work together in accordance with a transition service agreement to ensure a smooth transition of the operations to Tera. SGI will provide certain accounting services, logistics fulfillment, and other operational and support activities until such time as Tera takes over these activities, expected to be no later than September 30, 2000.

In addition, pursuant to a Services Contract Agreement, SGI will contract with Tera to provide the services under the existing service contracts pertaining to the Cray product line sold to Tera, generally until such contracts expire or are renewed. This arrangement is expected to continue through March 31, 2001.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(b) Pro forma financial information

On March 31, 2000, SGI completed the sale of its Cray vector product line to Tera. SGI received approximately $15 million in cash, a $36 million promissory note, due in three equal quarterly installments beginning June 30, 2000, and 1 million shares of unregistered Tera common stock, valued at approximately $6.5 million at March 31, 2000. In the event the promissory note is not paid in full by December 31, 2000, an additional $5 million in cash will be payable to SGI. Based upon the March 31, 2000 anticipated carrying value of the Cray vector product line and estimated costs and expenses expected to be incurred in connection with the transaction, the Company anticipates that it will record an overall gain of approximately $15 million from the transaction. However, because SGI will account for the promissory note proceeds as the cash is received under the scheduled note payment, the Company anticipates that it will record a pre-tax loss on the sale of the Cray vector product line of approximately $21 million in its third quarter ended March 31, 2000. Both the anticipated overall gain and third quarter loss are subject to adjustment (if any) based on the final determination of the net asset value of the assets sold and the liabilities assumed at March 31, 2000. The transferred assets primarily consist of product inventory, spares inventory and certain property and equipment. Tera assumed all product liability and warranty obligations and obligations for product service and support, as well as certain employee benefit obligations.

The unaudited pro forma condensed consolidated balance sheet as of December 31, 1999 is presented as if the transaction had occurred as of that date. The unaudited pro forma condensed consolidated statements of operations for the six months ended December 31, 1999 and the year ended June 30, 1999 are presented as if the transaction had occurred July 1, 1999 and July 1, 1998, respectively.

The pro forma adjustments represent, in the opinion of management, all adjustments necessary to present the SGI's pro forma results of operations and financial position in accordance with Article 11 of SEC Regulation S-X and are based upon available information and certain assumptions considered reasonable under the circumstances.

The Cray vector product line was not a reportable segment of SGI. The pro forma statements of operations include only the Cray vector product line revenue, cost of revenue and direct expenses. While SGI maintained separate accounts to capture direct research and development and direct product specific marketing activities of the Cray vector product line, SGI did not allocate corporate services, information services, selling, other marketing, or general and administrative expenses to the Cray vector product line. The expenses charged to the Cray vector product line are not necessarily indicative of the expenses that would have been incurred had the Cray vector product line operated as a stand-alone business.

The pro forma condensed consolidated financial statements should be read in conjunction with SGI's unaudited condensed consolidated financial statements and notes thereto included in the Company's quarterly report on Form 10-Q for the period ended December 31, 1999 and the audited and consolidated financial statements and notes thereto incorporated by reference in the Company's annual report on Form 10-K for the year ended June 30, 1999. The pro forma information many not necessarily be indicative of what the Company's results of operations or financial position would have been had the transaction been in effect as of and for the periods presented, nor is such information necessarily indicative of the Company's results of operations or financial position for any future period or date.

SILICON GRAPHICS, INC.
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
(Thousands)

                                                                               December 31, 1999
                                                   ------------------------------------------------------------------
                                                                       Business to be     Pro forma
ASSETS                                               Historical          disposed          adjustment      Pro forma
                                                   ------------        ------------      ------------    ------------
Current assets:
   Cash and cash equivalents                       $   357,037        $      --           $ 15,000  A    $  372,037
   Short-term marketable investments                   126,126               --                 --          126,126
   Accounts receivable, net                            420,387               --                 --          420,387
   Inventories                                         210,001          (32,697)                --          177,304
   Prepaid expenses and other current assets           370,667           (6,203)                --          364,464
                                                   ------------        ------------      ------------    ------------
         Total current assets                        1,484,218          (38,900)            15,000        1,460,318

Restricted investments                                 125,302                --                --          125,302
Property and equipment, net                            474,412          (13,783)                --          460,629
Other assets                                           820,470          (36,302)            17,570   A B    801,738
                                                   ------------        ------------      ------------    ------------
                                                   $ 2,904,402        $ (88,985)          $ 32,570       $2,847,987
                                                   ------------        ------------      ------------    ------------
                                                   ------------        ------------      ------------    ------------

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                $   176,794        $       --         $      --       $  176,794
   Other current liabilities                           845,923          (40,815)             3,248  A       808,356
                                                   ------------        ------------      ------------    ------------
         Total current liabilities                   1,022,717          (40,815)             3,248          985,150

Long-term debt and other                               381,164                --                --          381,164

Stockholders' equity
   Preferred stock                                      16,998                --               --            16,998
   Common stock and additional paid-in-capital       1,433,569                --               --         1,433,569
   Accumulated deficit                                (127,907)               --           (18,848)  A     (146,755)
   Treasury stock                                      (86,363)               --               --           (86,363)
   Accumulated other comprehensive income              264,224                --               --           264,224
                                                   ------------        ------------      ------------    ------------
         Total stockholders' equity                  1,500,521                             (18,848)       1,481,673
                                                   ------------        ------------      ------------    ------------
                                                   $ 2,904,402        $ (40,815)         $ (15,600)      $2,847,987
                                                   ------------        ------------      ------------    ------------
                                                   ------------        ------------      ------------    ------------

SILICON GRAPHICS, INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED) (Thousands except per share amounts)

                                                      Six months ended December 31, 1999
                                                ---------------------------------------------
                                                                Business to be
                                                 Historical        disposed        Pro forma
                                                -----------      -----------      -----------
Product and other revenue                       $   903,247      $   (62,400)     $   840,847
Service revenue                                     330,149          (53,100)         277,049
                                                -----------      -----------      -----------
         Total revenue                            1,233,396         (115,500)       1,117,896

Costs and expenses:
   Costs of product and other revenue               579,339          (38,900)         540,439
   Costs of service revenue                         251,595          (33,000)         218,595
   Research and development                         163,957          (13,600)         150,357
   Selling, general and administrative              411,847           (6,100)         405,747
   Other operating expense                          128,538               --          128,538
                                                -----------      -----------      -----------
         Total costs and expenses                 1,535,276          (91,600)       1,443,676

Operating loss                                     (301,880)         (23,900)        (325,780)

Interest and other expense, net                       1,854               --            1,854
                                                -----------      -----------      -----------
Loss before income taxes                           (303,734)         (23,900)        (327,634)

Income tax benefit                                  (99,914)          (8,843)        (108,757)
                                                -----------      -----------      -----------
Net loss                                           (203,820)         (15,057)        (218,877)

Preferred stock dividend requirement                   (262)              --             (262)
                                                -----------      -----------      -----------
Net loss available to common stockholders       $  (204,082)     $   (15,057)     $  (219,139)
                                                -----------      -----------      -----------
                                                -----------      -----------      -----------

Net loss per common share - basic and diluted   $     (1.12)                      $     (1.20)

Common shares outstanding - basic                   182,357                           182,357
Common shares outstanding - diluted                 182,357                           182,357

SILICON GRAPHICS, INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED) (Thousands except per share amounts)

                                                              Year ended June 30, 1999
                                                     ----------------------------------------------
                                                                       Business to be
                                                      Historical         disposed        Pro forma
                                                      -----------      -----------      -----------
Product and other revenue                             $ 2,090,194      $  (197,400)     $ 1,892,794
Service revenue                                           658,763         (135,400)         523,363
                                                      -----------      -----------      -----------
         Total revenue                                  2,748,957         (332,800)       2,416,157

Costs and expenses:
         Costs of product and other revenue             1,202,562         (140,900)       1,061,662
         Costs of service revenue                         400,688          (78,400)         322,288
         Research and development                         380,346          (19,800)         360,546
         Selling, general and administrative              907,612          (11,300)         896,312
         Other operating expense                          (15,107)              --          (15,107)
                                                      -----------      -----------      -----------
                  Total costs and expenses              2,876,101         (250,400)       2,625,701

Operating loss                                           (127,144)         (82,400)        (209,544)

Gain on sale of a portion of SGI interest in MIPS         272,503               --          272,503
Interest and other expense, net                            19,638               --           19,638
                                                      -----------      -----------      -----------
Income before income taxes                                125,721          (84,200)          43,321

Income tax provision                                       71,892          (30,488)          41,404
                                                      -----------      -----------      -----------
Net income                                                 53,829          (51,912)           1,917

Preferred stock dividend requirement                         (525)             --              (525)
                                                      -----------      -----------      -----------
Net income available for common stockholders          $    53,304      $   (51,912)     $     1,392
                                                      -----------      -----------      -----------
                                                      -----------      -----------      -----------

Net income per common share - basic                   $       .29                       $       .01
Net income per common share - diluted                 $       .28                       $       .01

Common shares outstanding - basic                         186,374                           186,374
Common shares outstanding - diluted                       189,427                           189,427

Notes to Pro Forma Condensed Consolidated Financial Statements

Basis of Presentation

The following unaudited pro forma condensed consolidated financial statements present financial information for the Company giving effect to the sale of Cray, which was effective as of March 31, 2000. The unaudited pro forma condensed consolidated balance sheet as of December 31, 1999 is presented as if the transaction occurred on that date. The unaudited pro forma condensed consolidated statements of operations for the six months ended December 31, 1999 and for the year ended June 30, 1999 are presented as if the transaction had occurred July 1, 1999 and July 1, 1998, respectively.

Unaudited Pro Forma Consolidated Financial Adjustments

(A) Reflects the sale of the Cray vector product line to Tera for total cash proceeds of $15 million and 1 million shares of Tera stock, valued at approximately $6.5 million (in other assets) at March 31, 2000. Does not include $36 million promissory note. SGI will recognize gains on this transaction in the future as cash is received under the scheduled note payments. Other current liabilities pro forma adjustment reflects the estimated liability for costs and expenses related to this transaction. Included in pro forma accumulated deficit at December 31, 1999 is the resulting estimated $29.9 million loss to be recognized on the sale, net of applicable income taxes and as if the sale occurred on December 31, 1999

(B) Includes a pro forma adjustment to deferred income taxes based on the Company's actual incremental tax rate of 37%

(c) Exhibits

Exhibit 99        Press release dated April 4, 2000

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on the date indicated.

Dated:  April 17, 2000
                                     SILICON GRAPHICS, INC.
                                     (Registrant)


                                     By:      /s/  Betsy Rafael
                                         --------------------------------
                                              Betsy Rafael
                                              Senior Vice President and
                                              Chief Financial Officer
                                              (Principal Financial
                                              and Accounting Officer)